EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

             We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated August 25, 2000, (which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern) relating to the consolidated financial statements of Telegen Corporation and subsidiaries. We also consent to the reference to our Firm under the caption “ Experts” in the Prospectus.

/s/ Singer Lewak Greenbaum & Goldstein LLP

Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
December 22, 2000